Exhibit 10.2

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is made and entered into as of the “Effective Date,” defined in Section 11, by and between Nathan Hubbard (the “Employee”) and Live Nation Worldwide, Inc. (together with all of its past, present and future parents (including, without limitation, Live Nation Entertainment, Inc.), subsidiaries and affiliates and their employees, officers, directors, agents, insurers and legal counsel, the “Company”). In consideration of Employee’s engagement with the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. TERMINATION OF EMPLOYMENT. Employee is employed by the Company pursuant to that certain Employment Agreement by and between Employee and the Company, originally dated effective February 1, 2007, as most recently amended by that certain Second Amendment dated as of January 1, 2011 (the “Employment Agreement”). The parties hereby agree that (a) Employee’s employment and the Employment Agreement are each terminated as of August 13, 2013 (the “Termination Date”) and that the Employment Agreement is void and of no further effect immediately, except that Sections 4-6, 12 and 13 of the Employment Agreement shall survive the termination of the Employment Agreement, (b) that Employee has been paid all amounts owed under the Employment Agreement and all amounts earned through the termination of his employment, and (c) this Agreement constitutes the entire agreement between Employee and the Company, including, without limitation, with respect to any payments which may otherwise have been owed to Employee upon any such termination and the treatment of Employee’s outstanding equity awards. Employee hereby resigns effective as of the Termination Date from any and all positions as an employee, officer or director of the Company.

2. COMPENSATION.

On the first business day that falls on or immediately after the Effective Date, the Company will pay to Employee an amount equal to: (i) five months’ base salary, at the rate in effect as of August 1, 2013; and (ii) one hundered percent (100%) of the 2013 target bonus, all less applicable withholding, in a single lump sum.

Employee also (a) expressly waives his right to any bonus compensation whatsoever, whether under the terminated Employment Agreement or otherwise; and (b) acknowledges that he does not have any remaining accrued vacation.

3. TREATMENT OF OUTSTANDING EQUITY AWARDS. On the first business day that falls on or immediately after the Effective Date, all outstanding unvested options and restricted stock of Live Nation Entertainment, Inc. previously granted to Employee shall become be fully vested, except for the 120,000 Performance Objective Shares with a vesting date of March 31, 2014 (the “Performance Shares”) and the 61,100 options granted July 15, 2011 that have not previously vested. For the avoidance of doubt, Employee and the Company agree that the options and restricted stock that will vest under this Section 3, are set forth on Exhibit B. The 61,100 options granted July 15, 2011 that have not previously vested are hereby forfeited by Employee as of the Termination Date. The Performance Shares shall remain outstanding and shall be eligible to vest in accordance with their terms, and subject to the terms of Sections 4 and 5.

4. CONSULTING SERVICES. From the Termination Date through March 31, 2014, unless earlier terminated pursuant to this Agreement (the “Term”), Employee shall be available upon the Company’s reasonable request to consult with the Company regarding ticketing-related products and platforms, ongoing or new ticketing-related projects or initiatives, and any related services, on an as-needed basis not to exceed 10% of the time Employee previously provided services to the Company in the immediately preceding 36-month period (the “Services”). Employee shall act honestly and in good faith when providing the Services. Employee’s primary contact with respect to the Services shall be Joe Berchtold, or such other person(s) as the Company may designate from time to time. The Company shall not provide Employee with Confidential Information during the Term. In exchange for the Services and provided that Employee complies with Section 5, Employee shall be eligible to vest in the Performance Shares in accordance with their terms. If Employee violates his obligations under Section 5 of this Agreement, the Company may terminate the consulting relationship prior to March 31, 2014, and Employee will not be entitled to vest in the Performance Shares. Vesting of the Performance Shares is consideration solely for Employee’s performance of his obligations under Sections 4 and 5, and if any provision of Section 4 or 5 is determined to be void or voidable, Employee shall not be entitle to vesting of the Performance Shares.

5. CONFLICTS OF INTEREST; NON-COMPETITION. During the Term, Employee shall not be employed in an entity listed on Exhibit A or any entity otherwise currently engaged in the ticketing business as that term is understood in the ticketing industry that replicates the current Ticketmaster model which is based on contracting for exclusive rights in a venue or competes in secondary ticketing (“Ticketmaster Competitor”). Further employee shall not launch, nor be employed by a entity that launches such business during the Term. Employee shall immediately provide notice to the Company if he begins to perform any services or engages in any activities prohibited by this Agreement. Employee hereby represents and warrants that the Services to be provided hereunder will not result in the use of the confidential and proprietary information of any other person or company, and that Employee will not use the Company’s confidential and proprietary information in performing any of Employee’s other contracts for services or other employment, if any. Employee shall immediately provide notice to the Company if any of the preceding representations is or becomes inaccurate or of any breach of any of the preceding warranties. The Company shall have the right to terminate the Services without any notice period if Employee violates any provision of this Section 5, and, if Employee was in violation of this Section 5, failed to notify the Company, and the Performance Shares vested, the Company shall be entitled to cancel the Performance Shares or be immediately reimbursed by employee for the value of the Performance Shares as of the greater of the value of the Performance Shares as of (x) the date the Company notifies Employee of the violation or (y) March 31, 2014.

6. INDEPENDENT CONTRACTOR RELATIONSHIP. The economic relationship between Employee and the Company established during the Term is that of an independent contractor, and all of the terms and conditions of this Agreement shall be interpreted in light of that relationship. There is no intention to perpetuate or create by this Agreement an employer-employee relationship. Accordingly, Employee is not eligible to participate in any Company welfare or retirement benefit plan, or for a Company office, office equipment or an assistant, unemployment insurance, workers’ compensation or any other perquisites provided from time to time by the Company to its employees, and Employee hereby waives and releases any right to any such benefits. Employee is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of the Services.

Under no circumstances shall Employee look to the Company as Employee’s employer, or as a partner, joint-venturer, agent or principal. Employee shall have no authority to contract for or bind the Company in any manner and shall not represent himself to be an agent of the Company or otherwise authorized to act for or on behalf of the Company, unless authorized in writing by Joe Berchtold or his successor or designee. Consistent with Employee’s status as an independent contractor, Employee may perform services for or be employed by any additional persons, firms or companies as Employee sees fit, provided that such engagement does not interfere with Employee’s obligations to the Company or create a conflict of interest as described in Section 5 above.

7. EMPLOYEE RESPONSIBLE FOR TAXES AND INDEMNIFICATION. To the extent that compensation attributable to the Performance Shares is allocable to consulting services under applicable tax law, Employee shall: (i) accept exclusive liability for the payment of all taxes, assessments, charges or fees assessed or levied by any country, government or political subdivision thereof, (a) against Employee (including, without limitation, all income and self-employment taxes), (b) on account of the Services provided or work produced hereunder, whether assessed or levied against Employee or the Company and (c) on account of any compensation paid or earned, or benefits earned hereunder (if so provided for herein), as well as payment of all contributions for unemployment insurance or pensions or annuities or social security payments that are measured by the wages, salaries or other remuneration paid to Employee; and (ii) reimburse and indemnify the Company for such taxes, assessments, charges, costs, attorneys’ fees, contributions or penalties which the Company may incur relating to taxes for compensation paid to Employee pursuant to this Agreement.

8. ASSIGNMENT OF WORK PRODUCT; TITLE.

(a) All work performed, writings, formulas, designs, models, drawings, photographs, design inventions, other inventions and any information developed, made, conceived or reduced to practice by Employee, either solely or jointly with others, during the performance of the Services pursuant to this Agreement or with the use of information, materials or facilities of the Company received or used by Employee during the Term (collectively, “Work Product”), shall be performed by Employee as a “work-made-for-hire” by Employee for and on the Company’s behalf. The Company shall own all such Work Product throughout the world, in perpetuity, and may use (or refrain from using) the same in any and all media, whether now known or hereafter devised, without any further payment being due to Employee. If and to the extent it may be determined that any Work Product was not created by Employee on a “work-made-for-hire” basis, then Employee assigns to the Company the entire right, title and interest in and to all such Work Product, including, without limitation, all copyright, patent, trademark and other intellectual property rights or interests, and all reversionary rights or interests thereto.

(b) Employee shall: (i) promptly disclose to the Company all Work Product made, conceived, reduced to practice or authored by Employee in the course of the performance of this Agreement; and (ii) sign, execute and acknowledge any and all documents, and perform such acts, as may be necessary, useful or convenient for the purpose of securing to the Company or its nominees, patent, trademark or copyright protection throughout the world upon all Work Product. All Work Product, and any item purchased by Employee pursuant to this Agreement and paid for by the Company, shall be the exclusive property of the Company, and shall be delivered to the Company upon termination of this Agreement or on demand by the Company, whichever is first.

(c) The Company acknowledges and agrees that the nature of Employee’s work is not such that Employee is anticipated to be creating “Work Product” as contemplated by this Section 8. However, if and to the extent that, incidental to the Services, Employee does produce “Work Product,” such Work Product shall be subject to this Section 8.

9. CONFIDENTIALITY AND NON-DISCLOSURE.

(a) Confidentiality. As used herein, “Confidential Information” shall mean all of the Company’s confidential, proprietary and trade secret information and materials, whether in written, oral, electronic or another format including, but not limited to, the following: (i) information of a confidential, sensitive, nonpublic or personal nature, including any confidential or proprietary information the Company receives from a third party subject to a duty of confidentiality; (ii) trade secrets or proprietary business information, including, but not limited to, information about products, inventions, know-how, processes, techniques, samples, models or prototypes, trade secrets, technology, strategic plans, marketing plans, financial data, research, sales, corporate records and minutes, identities of suppliers or customer lists or the names, contact information, background, qualifications, education, experience, resumes, compensation, job performance or other confidential personnel information about applicants to or employees of the Company whether contained in a database, computer software program or other form of electronic media or in any other format; or (iii) any other proprietary or confidential information, including but not limited to any materials marked “confidential,” “proprietary” or similarly marked.

(b) Non-Disclosure. Employee acknowledges that the Confidential Information comprises valuable trade secrets and proprietary information belonging to the Company, and includes information provided to him in his prior capacity as an employee, as well as in his current capacity as a consultant. Therefore, Employee and those of his employees, agents and affiliates permitted access hereunder will hold the Confidential Information in confidence and will take all necessary steps to preserve the confidential and proprietary nature of the Confidential Information. Employee will not use the Confidential Information for any purpose other than the express purpose for which it was disclosed. Without limiting the foregoing, Employee will: (i) not disclose any Confidential Information to persons within its organization who do not have a need to know in order for Employee to provide his services to the Company; (ii) not disclose any Confidential Information to any person outside of its organization unless such person has a need to know in order for Employee to provide its services to the Company; (iii) if reasonably required by the Company, cause each of his employees, agents and affiliates who have access to the Confidential Information to sign a non-disclosure agreement, for the benefit of the Company, containing terms at least as stringent as those contained in this Agreement, and, in any event, advise all of its employees, agents and affiliates of the confidential and proprietary nature of the Confidential Information; and (iv) in all instances, exercise at least the same degree of care to maintain the secrecy of the Confidential Information as Employee exercises to protect its own trade secrets, but in no case less than reasonable care.

(c) Compelled Disclosure. In the event that Employee is required by law or court order to disclose any of the Confidential Information, Employee shall provide the Company with prompt written notice of any such requirement so that the Company may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, Employee is nonetheless, in the reasonable opinion of Employee’s counsel, legally compelled to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, Employee may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which such counsel advises Employee is legally required to be disclosed, provided that Employee will cooperate with the Company in seeking to preserve the confidentiality of the Confidential Information before such tribunal.

(d) Other Disclosure. The non-disclosure obligations of this Agreement shall not apply if, but only to the extent that, Employee establishes by documentary evidence that: (a) the Confidential Information was lawfully known to or independently developed by Employee prior to its receipt from the Company (but not including in Employee’s prior role as an employee of the Company); (b) the Confidential Information is or becomes part of the public domain other than by the fault or negligence of Employee; or (c) the Confidential Information is rightfully disclosed to Employee by a third party that is legally free to do so.

(e) Return of Confidential Information. Within five days of receiving a demand from the Company, Employee will, at the Company’s option, either return or destroy the Confidential Information and all copies thereof. Upon request, Employee will certify in writing to the Company that Employee has complied with the Company’s instructions.

(f) Injunctive Relief. Employee acknowledges that any unauthorized use or disclosure of Confidential Information will cause the Company great and irreparable harm that monetary damages alone will not redress. The Company is entitled to obtain, from any court of competent jurisdiction, immediate injunctive or other equitable relief to stop or prevent the actual or threatened unauthorized use or disclosure of any Confidential Information.

10. NON-SOLICITATION. Employee will not use any Confidential Information to solicit any customers of the Company or use such information to encourage any customer to use the facilities or services of any competitor of the Company. “Customer” shall mean any person who engages the Company to sell on its behalf as agent, tickets to the public. “Competitor” shall include but not be limited to any of those companies listed in Section 5 above. Additionally, Employee agrees that during the term of this Agreement and for a period of one year following the termination or expiration of this Agreement, Employee will not, directly or indirectly: (i) solicit or specifically suggest that any current Company employee to terminate his or her employment with the Company; (ii) solicit or specifically suggest that any current Company employee or any former Company employee whose employment terminated within six months of the termination of Employee’s employment with the Company (each, a “Current or Former Employee”) to accept employment with any business, person or entity with which Employee may be associated; or (iii) assist in any way or specifically suggest that any such business, person or entity from taking any action that Employee could not take individually under this Section 10, including, without limitation, identifying any Current or Former Employee as a potential candidate for employment therewith.

11. EMPLOYEE’S RELEASE OF CLAIMS

Employee acknowledges that he would not be offered the payments and benefits, including the consulting arrangement, set forth in this Agreement, absent the following release of claims included in this Section 11.

Employee, on behalf of Employee, Employee’s heirs, executors, administrators, successors and assigns, hereby unconditionally releases and discharges the Company and its officers, directors, employees, agents, successors and assigns (“Company Releasees”) from all claims (including claims for attorneys’ fees and costs), charges, actions and causes of action, demands, damages and liabilities of any kind or character, in law or equity, suspected or unsuspected, past or present, that Employee ever had, may now have, or may later assert against any of the Company Releasees, arising out of or related to Employee’s prior employment or termination of such employment with the Company for any reason. To the fullest extent permitted by law, this release includes, but is not limited to: (a) claims arising under Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Age in Discrimination Employment Act, the Older Workers Benefit Protection Act, the Workers’ Adjustment and Retraining Notification Act, the ERISA, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act and any amendments thereto, the California Family Rights Act, the California Fair Employment and Housing Act, the California Equal Pay Law, the California Confidentiality of Medical Information, the Equal Pay Act, the Fair Labor Standards Act and any other federal, state, or local law prohibiting age, race, color, gender, gender identification, creed, religion, sexual preference/orientation, marital status, national origin, mental or physical disability, veteran status, or any other form of unlawful discrimination or claim with respect to or arising out of Employee’s employment with or termination from the Company for any reason, including wage claims; (b) claims (whether based on common law or otherwise) arising out of or related to any contract (whether express or implied); (c) claims under any federal, state or local constitutions, statutes, rules or regulations; (d) claims (whether based in common law or otherwise) arising out of any kind of tortious conduct (whether intentional or otherwise) including but not limited to, wrongful termination, defamation, violation of public policy; and (e) claims included in, related to, or which could have been included in any presently pending federal, state or local lawsuit filed by Employee or on Employee’s behalf against any of the Company Releasees, which Employee agrees to immediately dismiss with prejudice.

This Agreement covers both claims that Employee knows about and those that Employee may not know about. Employee expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims. Employee understands the significance of Employee’s release of unknown claims and Employee’s waiver of statutory protection against a release of unknown claims, including, without limitation, claims otherwise protected under California Civil Code Section 1542 (“Section 1542”) or any other applicable similar state or federal law. Section 1542 provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Employee agrees and expressly acknowledges that this release includes a waiver and release of all claims which you have or may have under the Older Worker’s Benefit Protection Act and the Age Discrimination in Employment Act (“ADEA”). The following terms and conditions apply to and are part of the waiver and release of the Older Worker’s Benefit Protection Act claims and ADEA claims under this release:

•	This Agreement is written in a manner calculated to be understood by Employee.

•	The waiver and release of claims under the ADEA contained in this Agreement does not cover rights or claims that may arise after the date on which Employee signs this Agreement.

•	Employee is receiving consideration in exchange for this release in addition to anything of value to which Employee is already entitled.

•	Employee is hereby advised to consult an attorney before signing this Agreement, and has done so.

•

Employee is hereby granted not less than twenty-one (21) days after Employee is presented with this Agreement to decide whether or not to sign this Agreement. If Employee signs this Agreement prior to the expiration of such period, Employee does so voluntarily and after having had the opportunity to consult with an attorney, and is hereby waiving the remainder of the twenty-one (21) day period.

•

Employee has the right to revoke this Agreement within seven (7) days after signing this Agreement. In the event this Agreement is revoked, Employee understands that this Agreement will be null and void, and Employee will not be entitled to the payments and benefits provided for in this Agreement. If

Employee wishes to revoke this Release, Employee shall deliver written notice stating Employee’s intent to revoke to the Company, on or before 5:00 p.m. on the seventh (7th) day after the date on which Employee signs this agreement. This Agreement shall become effective on the eighth (8th) day after Executive signs this Agreement (the “Effective Date”)

This Agreement does not release any rights which as a matter of law cannot be waived, including but not limited to the rights or claims Employee may have arising under any workers’ compensation statute or to vested accrued benefits earned under an employee benefit plan maintained by the Company and governed by the Employee Retirement Income Security Act of 1974. Nor is this provision intended to limit Employee from instituting legal action for the sole purpose of enforcing this Agreement or from filing a charge with, or participating in an investigation conducted by, the Equal Employment Opportunity Commission (“EEOC”), or other similar state or federal agency; provided, however, that Employee expressly waives and relinquishes any rights Employee might have to recover monetary damages or other relief, whether equitable or legal, in any such proceeding concerning events or actions that arose on or before the date Employee signed this Agreement and Employee agrees to notify any such agency that this Agreement constitutes a full and final settlement by Employee of all claims released hereunder.

This Agreement may be pled as a full and complete defense and may be used as the basis for an injunction against any action, suit or proceeding that may be prosecuted, instituted or attempted by Employee in breach thereof.

11. THE COMPANY’S RELEASE OF CLAIMS

The Company hereby unconditionally releases and discharges the Employee, Employee’s heirs, executors, administrators, successors and assigns (“Employee Releasees”) from all claims (including claims for attorneys’ fees and costs), charges, actions and causes of action, demands, damages and liabilities of any kind or character, in law or equity, suspected or unsuspected, past or present, that the Company ever had, may now have, or may later assert against any of the Employee Releasees, arising out of or related to Employee’s prior employment or termination of such employment with the Company for any reason. To the fullest extent permitted by law, this release includes, but is not limited to: (a) claims (whether based on common law or otherwise) arising out of or related to any contract (whether express or implied); (b) claims under any federal, state or local constitutions, statutes, rules or regulations; (c) claims (whether based in common law or otherwise) arising out of any kind of tortious conduct (whether intentional or otherwise) including but not limited to, wrongful termination, defamation, violation of public policy; and (d) claims included in, related to, or which could have been included in any presently pending federal, state or local lawsuit filed by the Company or on the Company’s behalf against any of the Employee Releasees, which the Company agrees to immediately dismiss with prejudice.

This Agreement covers both claims that the Company knows about and those that the Company may not know about. The Company expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims. The Company understands the significance of the Company’s release of unknown claims and the Company’s waiver of statutory protection against a release of unknown claims, including, without limitation, claims otherwise protected under California Civil Code Section 1542 (“Section 1542”) or any other applicable similar state or federal law. Section 1542 provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

This Agreement does not release: (1) any rights which as a matter of law cannot be waived; or (2) any claims by the Company against any of the Employee Releasees as to which such Employee Releasees are not entitled to indemnification under California Labor Code section 2802. Nor is this provision intended to limit the Company from instituting legal action for the sole purpose of enforcing this Agreement.

This Agreement may be pled as a full and complete defense and may be used as the basis for an injunction against any action, suit or proceeding that may be prosecuted, instituted or attempted by the Company in breach thereof.

13. NON-DISPARAGEMENT. Employee agrees and represents that he will not make or cause to be made any derogatory, negative or disparaging statements, verbally, electronically, in writing or in any other form about the Company, its businesses or its employees, officers or directors. Nothing in this Agreement shall be construed to impede the employee from communicating directly with, cooperating with or providing information to any government regulator.

The Company agrees that the Company’s officers and directors will not make or cause to be made any derogatory, negative or disparaging statements, verbally, electronically, in writing or in any other form about Employee. Nothing in this Agreement shall be construed to impede the Company’s officers or directors from communicating directly with, cooperating with or providing information to any government regulator.

14. COOPERATION. Employee agrees that Employee will cooperate with the Company in all investigations of any kind and in providing truthful testimony as a witness or a declarant in connection with any present or future court, administrative, agency, or arbitration proceeding involving the Company and with respect to which Employee has relevant information. Employee also will assist the Company during all phases of any judicial, administrative, agency or arbitration proceeding involving the Company and with respect to which Employee has relevant information including, without limitation, assisting and cooperating in the preparation and review of documents and meeting with counsel. The Company agrees that it will pay, upon production of appropriate receipts, the reasonable business expenses (including coach air transportation, hotel, and similar expenses) incurred by Employee in connection with such assistance.

15. REPRESENTATIONS AND WARRANTIES. Employee hereby represents and warrants to the Company that Employee has the right and ability to provide the Services in fulfilling the obligations of Employee hereunder. Employee hereby covenants and agrees that, except as consented to by the Company, all services to be performed by Employee under and pursuant to this Agreement shall be performed by Employee.

16. ASSIGNMENT. Neither party may assign or transfer this Agreement or any of its rights or obligations hereunder without the other party’s prior written approval, which shall not be unreasonably withheld; provided that such approval shall not be required in connection with any merger, consolidation, reorganization, sale, or similar transaction involving all or substantially all of its assets, so long as the successor party to such transaction assumes the assigning party’s obligations under this Agreement. Subject to the above restrictions, this Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their respective heirs, administrators, successors, and permitted assigns.

17. GOVERNING LAW. The Services contemplated under this Agreement will be performed primarily in Los Angeles, in the State of California, and this Agreement shall be governed by the laws of the State of California without regard to principles of conflict of laws.

18. SEVERABILITY. If any provision of this Agreement or the application thereof is determined to be invalid, illegal or unenforceable, then the remaining provisions of this Agreement shall remain in full force and effect, without regard to the invalidity of such provision, and this Agreement shall be construed as if such provision had never been set forth herein. Notwithstanding the foregoing, if any portion of Section 5 is determined to be invalid, illegal or unenforceable, that Section or portion thereof may only be severed together with the portions of Sections 3 and 4 providing for the vesting of the Performance Shares, and the Performance Shares shall not vest.

19. WAIVER; AMENDMENT. No waiver of any breach of any provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach. This Agreement may be modified only with a written instrument duly executed by both of the parties.

20. NOTICES. Any notice required to be given pursuant to this Agreement shall be deemed to have been sufficiently given either when delivered by hand, first-class mail (postage pre-paid, return receipt requested), private courier service, electronic mail or facsimile (which shall be confirmed by a writing sent by registered or certified mail or equivalent on the same day that such facsimile is sent), addressed to either party at the addresses set forth below each party’s respective signature to this Agreement (provided however, a party may change its address for notice set forth below by providing written notice thereof to the other party at any time).

21. ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default or misrepresentation in connection with any of its provisions, shall be submitted to final and binding arbitration, to be held in Los Angeles, California, pursuant to the Employment Arbitration Rules of JAMS, before a single arbitrator. The arbitrator shall be selected by mutual agreement of the parties.

22. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and final understanding between the parties, and supersedes all prior negotiations and agreements, proposed or otherwise, whether written or oral, covering the subject matter hereof.

23. FEES. Each party shall bear his or its attorneys’ fees and cost in connection with the negotiation and entry into this Agreement, and any disputes between the parties predating this Agreement. In the event of any dispute arising out of or relating to this Agreement, the prevailing party, as determined by the arbitrator under applicable law, shall be entitled to an award of his or its reasonable attorneys’ fees and costs actually incurred in connection with such dispute.

24. CONSTRUCTION. Each party has been advised to seek its or his own independent counsel concerning the interpretation and legal effect of this Agreement and has either obtained such counsel or has intentionally refrained from doing so and has knowingly and voluntarily waived such right. Consequently, any rules of construction to the effect that any drafting ambiguities are to be resolved against the drafting party are not to be employed in the interpretation of this Agreement or any amendment to this Agreement.

ACCEPTED AND AGREED as of the date first written above.

EMPLOYEE

/s/ Nathan Hubbard
Nathan Hubbard
[INSERT ADDRESS FOR NOTICES]

THE COMPANY

LIVE NATION WORLDWIDE, INC. 9348 Civic Center Drive, Beverly Hills, California 90210

By:	/s/ Joe Berchtold
Name:	Joe Berchtold
Title:	Chief Operating Officer